Period Ended August 31, 2005

John Hancock Municipal Securities Trust

John Hancock Tax-Free Bond Fund

Series 1
NAV per share - Class C        $10.41

Dividend per share - Class C   $ 0.4046

John Hancock High Yield Municipal Bond Fund

Series 2
NAV per share - Class C        $8.62

Dividend per share - Class C   $0.3654